EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-39865, 33-39866, 33-65176, 333-40118, 333-45971, 333-45975, 333-91967 and
333-113059 of Hector Communications Corporation of our report dated February 13, 2004, appearing in this Annual Report on Form 10-K of Hector Communications Corporation and its subsidiaries for the year ended December 31, 2003.


/s/ Olsen Thielen and Co., Ltd.
Olsen Thielen and Co., Ltd.
March 29, 2004
St. Paul, Minnesota